STOCK TRANSFER RESTRICTION AGREEMENT
                                      AMONG
                           YATER MEDICAL GROUP, P.C.,
                  a District of Columbia Profession Corporation
                           MEDI-CEN MANAGEMENT, INC.,
                             a Maryland Corporation
                             P. STEVEN MACEDO, M.D.,
                                       AND
                              ILENE S. MACEDO, M.D.




                               December 31, 1997




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                           STOCK TRANSFER RESTRICTION AGREEMENT

     THIS AGREEMENT made as of the 31 day of Dec. 1997, by and among Yater Medical Group, P.C., a District of Columbia professional corporation (the "Corporation"), Medi-Cen Management, Inc. a Maryland corporation ("MMI"), P. Steven Macedo, M.D. and Ilene S. Macedo, M.D. (individually, the "Stockholder" and together the "Stockholders").

                              W I T N E S S E T H:

     WHEREAS, the Stockholders collectively are the holder of 4000 shares of issued and outstanding $1.00 par value common stock of the Corporation, constituting all of the issued and outstanding common stock of the Corporation;

     WHEREAS, the Corporation and the Stockholders believe that it is in the best interest of the Corporation to restrict the transferability of the stock in the Corporation; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties covenant and agree as follows:

     1. Restrictions On Shares. Except as otherwise provided herein, the Stockholders shall not sell, assign, transfer, gift, pledge, hypothecate, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, any shares of the stock of the Corporation which the


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Stockholders now own or may hereafter acquire (the  "Stock").  In addition,  the
Stockholders shall not cause the Corporation to authorize, approve or declare any dividend or other distribution with respect to the Stock.

     2. Automatic Transfer of Shares in Certain Events.

          (a) By execution of this Agreement, each Stockholder hereby agrees that all of the shares of Stock of the Corporation held by the Stockholders (or any heir, executor, administrator, personal representative, estate, testamentary beneficiary, donee, trustee in bankruptcy, successor or assignee of the Stockholders) shall be transferred, or deemed transferred, to the Designated Transferee (defined below) without further action by the Stockholders upon the occurrence any of the following events (each a "Transfer Event"):

               (i) the date of death of the last Stockholder to die;

               (ii) the date the last of all of the Stockholders is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render any professional services on behalf of the Corporation;

               (iii)  the  date  the  last  of all of the  Stockholders  becomes
          disqualified   under  applicable  law  to  be  a  shareholder  of  the
          corporation;


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               (iv) the date upon  which any of the  shares of Stock held by the
          Stockholders   are   transferred   or  attempted  to  be   transferred
          voluntarily, involuntarily by operation of law or otherwise to any person; or

               (v) the date of filing any petition for or other document causing
          or  intended  to  cause  a  judicial,  administrative,   voluntary  or
          involuntary dissolution of the Corporation.

          (b) Transfer of Stock. Upon the occurrence of a Transfer Event with respect to the Stockholders, subject to the terms set forth below, all of the Stock of the Corporation held by the Stockholders or their successors and assigns shall be immediately transferred, or deemed transferred, to the Designated Transferee without further action by the Stockholders:

               (i)  The  purchase  price  for  the  Stock   transferred  to  the
          Designated Transferee pursuant to this Section 2 shall be the stated par value of the Stock.

               (ii) Payment of the purchase price for the Stock shall be made to the Stockholders in cash or by certified or cashiers check. The time for payment of the purchase price for the Stock hereunder shall be at 10:00 a.m. on the first business day following receipt by the Designated Transferee of notice of such Transfer Event (provided,


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          however, that in the absence of such notice, the Designated Transferee shall upon becoming aware of any such Transfer Event promptly notify the Stockholders, the Corporation and of such Transfer Event and tender to the Stockholders the purchase price for the Stock). The Designated Transferee shall tender the purchase price at the principal office of the Corporation.

               (iii) Notwithstanding anything to the contrary herein, upon the occurrence of a Transfer Event, the Stock will be immediately transferred, or deemed transferred, to the Designated Transferee effective upon the date of such Transfer Event irrespective of the date of payment for such Stock.

          (c)   Definition.   For  purposes  of  this   Agreement,   "Designated
     Transferee" shall mean an individual, designated by MMI, and otherwise meeting the qualifications for ownership of the Corporations shares.

          (d) Deposit and Custody of Stock. Upon release of the Certificate from George Mason Bank the parties agree that MMI shall hold stock certificate no. 5 (the "Certificate") of the Corporation, evidencing 4000 shares of the Stock of the Corporation, duly endorsed in blank, for the benefit of the Designated Transferee. Upon the occurrence of a Transfer Event, MMI shall endorse the Certificate in the name of the Designated Transferee and release the Certificate to the Clerk of the


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     Corporation  for  cancellation  by the  Clerk,  registration  of the shares represented thereby in the name of the Designated Transferee on the books of the Corporation, and issuance of a new certificate in the name of the
     Designated   Transferee.

          (e) Deliveries by Designated Transferee. Notwithstanding anything herein to the contrary, release by MMI of a Certificate to the Clerk of the Corporation shall be contingent on MMI's prior or concurrent receipt of:

               (i) a stock transfer power executed by the Stockholder covering the Stock transferred to the Designated Transferee;

               (ii) issuance by the Corporation of a new stock certificate evidencing the Designated Transferee's ownership of the Stock in the Corporation; and

               (iii) a copy of this Agreement duly executed by the Designated Transferee substituting the Designated Transferee for the Stockholders hereunder.

     3. Other Matters.

          (a) Upon the occurrence of a Transfer Event, the Stockholders shall be disqualified as stockholders of the Corporation, and shall immediately resign, as President and/or as any other officer of the Corporation.

          (b) After occurrence of a Transfer Event, the Stockholder, and any person who acquires the Stock, other than


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     the  Designated  Transferee,  shall  neither have nor exercise any right or privilege as a stockholder of the Corporation, including any right to receive any unallocated or undistributed dividend.

     4. Restrictions on Certificates. Upon the execution of this Agreement, the Stockholders shall surrender their certificates representing shares of the Stock subject to this Agreement to the Corporation for the purpose of placing notice of the restrictions on transfer occasioned by this Agreement substantially as follows:

     IN ADDITION, THE OWNERSHIP AND TRANSFER OF THESE SHARES AND THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS ARE SUBJECT TO THE LIMITATIONS OF THE DISTRICT OF COLUMBIA PROFESSIONAL CORPORATION ACT. THE SHARES REPRESENTED BY THIS
     CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCK TRANSFER RESTRICTION AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE CORPORATION AND AVAILABLE WITHOUT CHARGE), AND NO TRANSFER OF THE SHARES REPRESENTED HEREBY OR OF SHARES ISSUED IN EXCHANGE THEREFOR SHALL BE VALID OR EFFECTIVE UNTIL THE TERMS AND CONDITIONS OF SUCH AGREEMENT SHALL HAVE BEEN FULFILLED.

     After such notice has been placed on such certificate, it shall be returned to the Stockholder. All Stock which is subject to this Agreement and which is issued to the Stockholders after the date of this Agreement shall bear the same notice.

     5. Subordination. Notwithstanding any other provision of this Agreement, this Agreement and any and all rights created


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hereunder  shall be  subordinate  to the rights of  Allegiance  Bank,  N.A. (the
"Bank") under that certain Commercial Pledge and Security Agreement dated January 17, 1997, by and between Yater Medical Group, P.C. as Borrower, Pedro S. Buarque de Macedo and Ilene S. Buarque de Macedo as Grantor, and the Bank as Lender.

     6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) telexed, telecopied or made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified or registered mail, return receipt requested, postage prepaid.

     If to the Corporation:        Yater Medical Group, P.C.
                                   1780 Massachusetts Avenue, N.W.
                                   Washington, D.C. 20036

     If to the Stockholders:       P. Steven Macedo, M.D.
                                   Ilene S. Macedo, M.D.
                                   6305 Mountain Branch Court
                                   Bethesda, Maryland 20815

     If to MMI:                    Medi-Cen Management, Inc.
                                   5110 Ridgefield Road
                                   Bethesda, Maryland 20816


All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by


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hand, at the time of the delivery  thereof to the receiving party at the address of such party set forth above, (ii) if telexed, telecopied or made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next day following the day such mailing is made (or in the case that such mailing is made on Saturday, on the immediately following Monday), or (iv) if sent by certified or registered mail, on the 3rd day following the time of such mailing thereof to such address (or in the case that such 3rd day is a Sunday, on the immediately following Monday).

     7. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their authorized successors or assigns. The rights of any party hereunder may not be assigned without the consent of the remaining parties hereto.

     8. Additional Stockholders. Each holder of any of the capital stock of the Corporation or any rights to acquire capital stock of the Corporation, including any holder of any warrant, option or other security convertible into or exchangeable for capital stock of the Corporation, shall execute a counterpart of this Agreement acknowledging that the restrictions contained herein shall apply to such stock or rights to acquire stock in the Corporation.


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     9.  Third  Party  Beneficiary.  The  parties  hereto  acknowledge  that the
Designated Transferee, if and when he or she becomes a Designated Transferee, shall have standing to enforce the provisions of this Agreement.

     10. Governing Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the District of Columbia.

     11. Complete Agreement. All understandings and agreements heretofore had between the parties hereto with respect to the transactions contemplated hereby are merged into this Agreement, and this Agreement reflects all the understandings of the parties with respect to such transactions.

     12. Captions. The section titles or captions in this Agreement are for convenience of reference only. They shall not be considered to be a part of this Agreement, and they in no way define, limit, extend or describe the scope or intent of any provision hereof.

     13. Modification. This Agreement cannot be modified, extended or amended except by written agreement signed by all of the parties hereto.

     14. Arbitration. Any dispute regarding the meaning and interpretation of this Agreement shall be submitted to arbitration. The parties hereto agree that all disputes arising


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under this  Agreement  shall be settled by  arbitration  in accordance  with the rules of the American Arbitration Association in the District of Columbia (the "Association"), then in effect, before a single arbitrator chosen by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator, by the Association. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent provided by law. The cost of the arbitration, other than attorney's and consultancy fees, shall be borne equally by the parties.

     15. Confidentiality. The existence and the terms and conditions of this Agreement are confidential and shall not be disclosed to any third party by any party to this Agreement without the prior written consent of all other parties to this Agreement.

     16. Counterparts. This Agreement may be executed in two or more counterparts and each counterpart, when so executed and delivered shall constitute a complete and original instrument, and it shall not be necessary when making proof of this Agreement or any counterpart thereto to produce or account for any other counterparts.


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     IN WITNESS  WHEREOF,  the parties have executed this  Agreement as a sealed instrument on the date first written above.


                                      Yater Medical Group, P.C.

                                      By: /s/ P. Steven Macedo 12/31/97
                                         ----------------------------------
                                         P. Steven Macedo, President

                                      Medi-Cen Management, Inc.

                                      By: /s/ Mickey Macedo 12/31/97
                                         ----------------------------------
                                         Mickey Macedo, CEO

                                      By: /s/ P. Steven Macedo 12/31/97
                                         ----------------------------------
                                         P. Steven Macedo, M.D.,
                                         Individually

                                      By: /s/ Ilene S. Macedo, M.D.12/31/97
                                         ----------------------------------
                                         Ilene S. Macedo, M.D.
                                         Individually


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